upbound™

Upbound Group, Inc. Earnings Release

July 31, 2025

Second Quarter 2025 Results & Key Metrics

$1,158M	$15M	$133M	$0.26	$1.12
Total Revenue	Net Earnings	Adjusted EBITDA[1]	GAAP Diluted EPS	Non-GAAP Diluted EPS[1]

16% GMV and 12% Revenue Growth at Acima;
Nearly 40% Revenue Growth at Brigit

Achieves Q2 2025 Guidance Targets;
Raises Midpoint of FY 2025 Non-GAAP Diluted EPS Target

Second Quarter Consolidated Results

- Consolidated revenues of $1,157.5 million increased 7.5% year-over-year, driven by the acquisition of Brigit in addition to both higher rentals and fees revenue and higher merchandise sales revenue.
- GAAP operating profit of $50.7 million, including $65.5 million of pre-tax costs relating to special items described below, compared to $80.7 million of GAAP operating profit, including $24.9 million of pre-tax costs relating to special items, in the prior year period. Second quarter 2025 GAAP operating profit margin was 4.4%, compared to 7.5% in the prior year period.
- Net earnings on a GAAP basis of $15.5 million, compared to $33.9 million in the prior year period, an $18.4 million decrease. Net profit margin of 1.3% decreased 190 bps year-over-year.
- Adjusted EBITDA[1] increased 7.0% year-over-year to $133.2 million, due to an increase in Adjusted EBITDA in the Acima segment and the addition of the Brigit segment, partially offset by a decrease in Adjusted EBITDA in the Rent-A-Center segment.
- Adjusted EBITDA margin[1] of 11.5% decreased 10 basis points compared to the prior year period, due to a decrease in Adjusted EBITDA margin in the Rent-A-Center segment, partially offset by an increase in Adjusted EBITDA margin in the Acima segment and the addition of the Brigit segment, which had a strong Adjusted EBITDA margin.
- GAAP diluted earnings per share was $0.26, compared to GAAP diluted earnings per share of $0.61 in the prior year period.
- Non-GAAP diluted earnings per share[1], which excludes the impact of special items described below, was $1.12 for the second quarter of 2025, compared to $1.04 in the prior year period.

CEO Commentary

"I am very pleased with our second quarter results, which reflect the heightened relevance of our financial solutions to a large and growing segment of consumers who are underserved by traditional providers. Our Acima segment delivered 16% GMV growth, representing its seventh consecutive quarter of GMV growth, while Brigit grew its subscriber base by over 24%," said CEO Fahmi Karam.

"As our customers' and merchants' needs evolve, our business adapts to meet those needs. Our suite of brands is equipped to help customers lead better financial lives through access to bigger ticket durable goods, smaller ticket conveniences and necessities and liquidity offerings, as well as financial wellness products.

Through regular and recurring interactions with our customers, we are capturing and capturing and leveraging millions of datapoints that will guide our future customer interactions, product roadmap and overall strategy," concluded Mr. Karam.

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(1)Non-GAAP financial measure. Refer to definitions and reconciliations elsewhere in this release.

Second Quarter Highlights

acima

Total Revenue	Net Earnings
$619.0M	$82.0M
+12.0% y/y	*+17.1% y/y*
LCO Rate	**Adjusted EBITDA[1]**
9.3%	$93.3M
-30 bps y/y	*+14.7% y/y*

- Applications increased nearly 20% y/y in the second quarter.
- GMV from the Acima direct-to-consumer marketplace grew over 130% y/y in the second quarter.
- GMV increased 16.0% y/y, due primarily to an increase in existing retailer productivity and new merchants, increased applications, and our expanding direct-to-consumer offerings.
- Net earnings margin of 13.2% and Adjusted EBITDA margin of 15.1% increased 50 bps and 40 bps y/y, respectively. Increases were driven by lower operating expenses as a percentage of revenue, in addition to lower lease-charge off rates.

brigit

*Upbound acquired Brigit on January 31, 2025.

Total Revenue	ARPU
$51.9M	$13.45
+39.3% y/y	*+12.5% y/y*
Net Advance Loss Rate	**Cash Advance Volume**
2.6%	$356.1M
+20 bps y/y	*+21.1% y/y*

- Highly efficient, scalable tech platform drives more than $1.5M in annualized revenue per full-time employee.[2]
- Average monthly revenue per user (ARPU) increased 12.5 % year-over-year, driven by higher expedited transfer revenue, deeper engagement with marketplace offers, and a continued shift toward the Premium tier.
- Paying subscribers increased 24.1% y/y.
- Net earnings of $10.5M with a margin of 20.2%, and Adjusted EBITDA of $14.4M with an Adjusted EBITDA margin of 27.7%.
- Cash advance volume increased 21.1% y/y, or $62.0M, to $356.1M.

Total Revenue	Gross Profit Margin
$467.1M	67.9%
-7.1% y/y	*+80 bps y/y*
LCO Rate	**Same Store Sales**
4.7%	-4.0% y/y
+50 bps y/y	

- Revenues of $467.1M decreased 7.1% y/y, due primarily to a reduction in company-owned store count and lower deliveries.
- Company-owned same store sales decreased 4.0% y/y.
- Net earnings of $63.0M and Adjusted EBITDA of $68.4M decreased $8.6M and $13.8M y/y, respectively, due primarily to lower revenue and relatively fixed operating costs, offset partially by higher gross margins.
- Lease charge-offs (LCO) for company-owned Rent-A-Center stores were 4.7%, roughly flat sequentially, increasing 10 bps.
- Rent-A-Center segment financials now include all franchised locations, which had been reported separately prior to Q1 2025.

La mejor forma de comprar

Total Revenue	YoY Increase
$19.6M	+6.5%
	on a constant currency basis

- Segment net earnings, on a GAAP basis, and Adjusted EBITDA were approximately $1.9 million and $2.4 million, respectively.
- As of June 30, 2025, the Mexico segment owned and operated 135 locations.

Note: Definitions of certain key performance metrics are available on page five of this release.
(1) Non-GAAP financial measure. Refer to definitions and reconciliations elsewhere in this release.
(2) Annualized revenue is calculated using Q2 revenue for the Brigit segment multiplied by four quarters.

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Full Year 2025 Financial Outlook

The Company is tightening the midpoint of its previous FY 2025 guidance for Adjusted EBITDA and raising the midpoint of its guidance for Non-GAAP Diluted Earnings Per Share, which was provided during our Q1 earnings call on May 1, 2025. The Company is also providing guidance for Q3 2025. Due to the inherent uncertainty related to the special items identified in the tables below, management does not believe it is able to provide a meaningful forecast of the comparable GAAP measures or reconciliation to any forecasted GAAP measure without unreasonable effort. The actual amount of these items during 2025 may have a significant impact on our future GAAP results.

Table 1

Consolidated Guidance[1]	Current Guidance (Provided 7/31/2025) FY 2025	Previous Guidance (Provided 5/1/2025) FY 2025
Revenues ($B)	$4.60 - $4.75	$4.60 - $4.75
Adj. EBITDA Excluding SBC ($M)[2]	$515 - $535	$510 - $540
Non-GAAP Diluted Earnings Per Share[2]	$4.05 - $4.40	$4.00 - $4.40
Free Cash Flow ($M)[2]	$150 - $200	$150 - $200
	Q3 2025	
Revenues ($B)	$1.05 - $1.15	
Adj. EBITDA Excluding SBC ($M)[2]	$120 - $130	
Non-GAAP Diluted Earnings Per Share[2]	$0.95 - $1.05	

1. Consolidated includes Acima, Rent-A-Center, Brigit (for the 11 months following the acquisition on January 31, 2025), Mexico, and Corporate Segments.
2. Non-GAAP financial measure. See descriptions below in this release.

CEO Commentary

"Our second quarter performance delivered strong results that finished above the midpoint of guidance we provided on our last call, and featured consolidated revenue up 7.5%, Adjusted EBITDA up 7% and non-GAAP diluted EPS up 7.7%. These results are a testament to Upbound's dedicated team and the resilient business model that thrives across economic cycles," noted CEO Fahmi Karam.

"Acima's growth algorithm continues to deliver sustainable, double-digit GMV growth, and Brigit's growth curve is powered by its marketing and product innovation efforts. We expect Rent-A-Center's new ecommerce initiatives to deliver better conversion rates and ultimately lease portfolio growth, built on a foundation of disciplined underwriting.

Across the second half of 2025, we will support our customers with their shopping and liquidity needs, while concurrently helping our merchants grow their businesses, which we believe will enable Upbound to achieve our guidance for the year while positioning us for a strong start in 2026," concluded Mr. Karam.



Conference Call and Webcast Information

Upbound Group, Inc. will host a conference call to discuss second quarter results, guidance and other operational matters on the morning of Thursday, July 31, 2025, at 9:00 a.m. ET. For a live webcast of the call, visit https://investor.upbound.com. Certain financial and other statistical information that will be discussed during the conference call will also be provided on the same website.

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Financial Highlights

Key Metrics

Table 2 Metrics ($'s Millions - except per share and ARPU)	Q2 2025	Q2 2024	Q1 2025
Consolidated			
Revenue	$ 1,157.5	$ 1,076.5	$ 1,176.4
Revenue Y/Y % Change	7.5 %	9.9 %	7.3 %
GAAP Operating Profit	$ 50.7	$ 80.7	$ 62.6
Net Earnings	$ 15.5	$ 33.9	$ 24.8
Net Profit Margin	1.3 %	3.2 %	2.1 %
Adj. EBITDA [(1)]	$ 133.2	$ 124.5	$ 126.1
Adj. EBITDA Margin [(1)]	11.5 %	11.6 %	10.7 %
GAAP Operating Expenses as % of Total Revenue	45.0 %	41.9 %	41.4 %
GAAP Diluted EPS	$ 0.26	$ 0.61	$ 0.42
Non-GAAP Diluted EPS [(1)]	$ 1.12	$ 1.04	$ 1.00
On-Rent Rental Merchandise, Net	$ 1,095.6	$ 1,064.9	$ 1,056.6
Net Cash Provided by Operating Activities	$ 7.8	$ 15.0	$ 137.7
Free Cash Flow [(1)]	$ (10.4)	$ 0.6	$ 127.2
Acima Segment			
GMV [(2)]	$ 522.1	$ 450.1	$ 454.1
GMV (Y/Y % Change) [(2)]	16.0 %	21.0 %	8.8 %
Revenue	$ 619.0	$ 552.8	$ 637.3
Revenue Y/Y % Change	12.0 %	19.0 %	13.5 %
GAAP Operating Profit/GAAP Net Earnings	$ 82.0	$ 70.0	$ 73.7
Net Profit Margin	13.2 %	12.7 %	11.6 %
Adj. EBITDA [(1)]	$ 93.3	$ 81.3	$ 85.0
Adj. EBITDA Margin [(1)]	15.1 %	14.7 %	13.3 %
On-Rent Rental Merchandise, Net	$ 680.8	$ 608.6	$ 638.8
Lease Charge-Off Rate [(3)]	9.3 %	9.6 %	8.9 %
60+ Day Past Due Rate [(4)]	11.8 %	12.1 %	12.9 %
Brigit Segment *(Q1 2025 figures represent February and March 2025 only)*[(5)]			
Cash Advance Volume [(6)]	$ 356.1		$ 218.4
Paying Users [(7)]	1,320,272		1,230,158
ARPU [(8)]	$ 13.45		$ 12.88
Revenue	$ 51.9		$ 31.9
GAAP Operating Profit/GAAP Net Earnings	$ 10.5		$ 8.8
Net Profit Margin	20.2 %		27.7 %
Adj. EBITDA [(1)]	$ 14.4		$ 11.4
Adj. EBITDA Margin [(1)]	27.7 %		35.9 %
Net Advance Loss Rate [(9)]	2.6 %		2.4 %
Rent-A-Center Segment			
Lease Portfolio - Monthly Value (as of period end) [(10)]	$ 128.5	$ 139.7	$ 129.9
Same Store Lease Portfolio Value (Y/Y % Change - as of period end) [(11)]	(4.9)%	1.4 %	(3.2)%
Same Store Sales (Y/Y % Change) [(12)]	(4.0)%	2.6 %	(2.0)%
Revenue	$ 467.1	$ 502.8	$ 489.0
Revenue Y/Y % Change	(7.1)%	1.3 %	(4.9)%
GAAP Operating Profit/GAAP Net Earnings	$ 63.0	$ 71.6	$ 66.4
Net Profit Margin	13.5 %	14.2 %	13.6 %
Adj. EBITDA [(1)]	$ 68.4	$ 82.2	$ 72.1
Adj. EBITDA Margin [(1)]	14.6 %	16.3 %	14.7 %
On-Rent Rental Merchandise, Net	$ 390.9	$ 433.6	$ 396.6
Lease-Charge Off Rate [(3)]	4.7 %	4.2 %	4.6 %
30+ Day Past Due Rate [(13)]	2.7 %	2.7 %	3.3 %
Corporate Owned Store Count (U.S. & PR - as of period end)	1,723	1,784	1,725

*Please see footnotes on the following page.

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Financial Highlights (continued) (1) Non-GAAP financial measure. Refer to the explanations and reconciliations elsewhere in this release. (2) Gross Merchandise Volume (GMV): The Company defines Gross Merchandise Volume as the retail value in U.S. dollars of merchandise acquired by the Acima segment that is leased to customers through a transaction that occurs within a defined period, net of estimated cancellations as of the measurement date. (3) Lease Charge-Offs (LCOs): Represents charge-offs of the net book value of unrecoverable on-rent merchandise with lease-to-own customers who are past due. This is typically expressed as a percentage of revenues for the applicable period. For the Rent-A-Center segment, LCOs exclude Get It Now, Home Choice, and Franchise-owned Rent-A-Center locations. (4) 60+ Day Past Due Rate: Defined as the average number of accounts 60+ days past due as a % of total open leases. (5) Upbound acquired Brigit on January 31, 2025. (6) Cash Advance Volume: Defined as total advance originations during the period. (7) Brigit Paying Users: Represents Brigit customers who have an active Plus or Premium account, not delinquent (not 45 days past due) on a cash advance, and made at least 1 of the last 2 subscription payments. (8) ARPU: Average monthly revenue per user, where user is defined as in footnote 7 above. (9) Net Advance Loss: Represents charge-offs of customer cash advances that are 45+ days past due as a percentage of total cash advances originated in the period. (10) Lease Portfolio Value: Represents the aggregate dollar value of the expected monthly rental income associated with current active lease agreements from our Company-owned Rent-A-Center lease-to-own stores and e-commerce platform at the end of any given period. (11) Same Store Lease Portfolio Value: Represents the aggregate dollar value of the expected monthly rental income associated with current active lease agreements from our Company-owned Rent-A-Center lease-to-own stores that were operated by us for 13 months or more at the end of any given period. The Company excludes from the same store base any store that receives a certain level of customer accounts from closed stores or acquisitions. The receiving store will be eligible for inclusion in the same store base in the 30th full month following account transfer. (12) Same Store Sales (SSS): Same store sales generally represents revenue earned in Company-owned Rent-A-Center stores that were operated by us for 13 months or more and are reported on a constant currency basis as a percentage of total revenue earned in stores of the segment during the indicated period. The Company excludes from the same store sales base any store that receives a certain level of customer accounts from closed stores or acquisitions. The receiving store will be eligible for inclusion in the same store sales base in the 30th full month following account transfer. (13) 30+ Day Past Due Rate: Defined as the average number of accounts 30+ days past due as a % of total open leases for our Company-owned Rent-A-Center locations. 5

About Upbound Group, Inc Upbound Group, Inc. (NASDAQ: UPBD), is a technology and data-driven leader in accessible and inclusive financial solutions that address the evolving needs and aspirations of underserved consumers. The Company’s customer-facing operating units include industry-leading brands such as Acima®, Brigit™, and Rent-A-Center® that facilitate consumer transactions across a wide range of store-based and digital channels, including approximately 2,300 company branded retail units across the United States, Mexico and Puerto Rico. Upbound Group, Inc. is headquartered in Plano, Texas. For additional information about the Company, please visit our website Upbound.com. Investor Contact Upbound Group, Inc. Jeff Chesnut SVP, IR & Corporate Development 972-801-1108 jeff.chesnut@upbound.com 6

Forward Looking Statements This press release, and the guidance above and the Company's related conference call contain forward-looking statements that involve risks and uncertainties. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such forward- looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "predict," "continue," "maintain," "should," "anticipate," "believe," or “confident,” or the negative thereof or variations thereon or similar terminology and including, among others, statements concerning (i) the Company's guidance for 2025 and future outlook, (ii) the impact of ongoing challenging macroeconomic conditions on the Company's business operations, financial performance, and prospects, (iii) the future business prospects and financial performance of the Company as a whole (which includes Bridge IT, Inc. (“Brigit”) following the closing of our acquisition of Brigit (the “Merger”) on January 31, 2025) and our segments, (iv) the Company’s growth strategies, (v) the Company's expectations, plans and strategy relating to its capital structure and capital allocation, including any share repurchases under the Company's share repurchase program, (vi) the potential impact of legal proceedings, governmental inquiries and investigations the Company is involved in, and (vii) other statements that are not historical facts. However, there can be no assurance that such expectations will occur. The Company's actual future performance could differ materially and adversely from such statements. Factors that could cause or contribute to these differences include, but are not limited to: (1) the possibility that costs, difficulties or disruptions related to the integration of Brigit operations into the Company’s other operations will be greater than expected; (2) the possibility that the anticipated benefits from the Brigit acquisition may not be fully realized or may take longer to realize than expected; (3) the Company’s ability to (i) effectively adjust to changes in the composition of its offerings and product mix as a result of acquiring Brigit and continue to maintain the quality of existing offerings and (ii) successfully introduce other new product or service offerings on a timely and cost-effective basis; (4) changes in the Company’s future cash requirements as a result of the Brigit acquisition, whether caused by unanticipated increases in capital expenditures or working capital needs, unanticipated liabilities or otherwise; (5) the Company’s ability to retain the talent and dedication of key employees of Brigit (6) the general strength of the economy and other economic conditions affecting consumer preferences, spending and payment behaviors, including the availability of credit to the Company's target consumers and to other consumers, impacts from continued or renewed inflation, central bank monetary policy initiatives to address inflation concerns and a possible recession or slowdown in economic growth; (7) factors affecting the disposable income available to the Company's current and potential customers; (8) changes in the unemployment rate; (9) capital market conditions, including changes in interest rates and availability of funding sources for the Company; (10) changes in the Company's credit ratings; (11) difficulties encountered in managing the financial and operational performance of the Company's multiple business segments; (12) risks associated with pricing, value proposition and other changes to the Company’s consumer offerings and strategies being deployed in the Company's businesses; (13) the Company's ability to continue to effectively execute its strategic initiatives, including mitigating risks associated with any potential additional mergers and acquisitions, or lease-to-own refranchising opportunities; (14) the Company's ability to identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies, including Brigit; (15) failure to effectively manage the Company's operating labor and non-labor operating expenses, including merchandise losses for our lease-to-own offerings; (16) disruptions caused by the operation of the Company's information management systems or disruptions in the systems of the Company's host retailers or other third parties with whom the Company does business; (17) risks related to the Company's virtual lease-to-own business, including the Company's ability to continue to develop and successfully implement the necessary technologies; (18) the Company's ability to achieve the benefits expected from its integrated virtual and staffed third- party retailer offering and to successfully grow this business segment; (19) exposure to potential operating margin degradation due to the higher cost of merchandise and higher merchandise losses in the Company's Acima segment compared to our Rent-A-Center segment; (20) additional risks associated with the Company’s recently acquired Brigit business and its consumer products and services, including managing losses and payment defaults, regulatory, licensing and other compliance risks, risks associated with Brigit’s reliance on regulated banks and on providers of third party data, technology and other third-party service providers; and other new risks for our company; (21) litigation or administrative proceedings to which the Company is or may be a party to from time to time and changes in estimates relating to litigation reserves including, in each case in connection with the regulatory and litigation matters described in the Company’s most recent Form 10-K or Form 10-Q; (22) the Company’s compliance with applicable statutes and regulations governing the Company’s businesses, impacts from the enforcement of existing laws and regulations and the enactment of new laws and regulations adversely affecting the Company’s business, including in connection with the regulatory matters in which the Company is involved, and any legislative or other regulatory enforcement efforts that seek to re-characterize store-based or virtual lease-to-own transactions as credit sales and to apply consumer credit laws and regulations to the Company’s lease-to-own business or to apply credit laws to Brigit’s non-credit consumer offerings; (23) the Company's transition to more readily scalable “cloud-based” solutions; (24) the Company's ability to develop and successfully implement digital or e-commerce capabilities, including mobile applications; (25) the Company's ability to protect its proprietary intellectual property and to defend against allegations by third parties that any of the Company’s products, services or business activities may infringe against their intellectual property rights; (26) the Company's ability or that of the Company's host retailers or other third parties with whom the company does business to protect the integrity and security of customer, employee, supplier and host retailer or other third party information, which may be adversely affected by hacking, computer viruses, cybersecurity attacks or similar disruptions; (27) impairment of the Company's goodwill or other intangible assets; (28) disruptions in the Company's supply chain; (29) limitations of, or disruptions in, the Company's distribution network; (30) rapid inflation or deflation in the prices of the Company's lease-to-own products and other related costs; (31) allegations of product safety and quality control issues, including recalls of goods the Company leases to customers; (32) the Company's ability to execute, as well as, the effectiveness of, lease-to-own store consolidations, including the Company's ability to retain the revenue from customer accounts merged into another store location as a result of a store consolidation; (33) the Company's available cash flow and its ability to generate sufficient cash flow to continue paying dividends; (34) increased competition from traditional competitors, virtual lease-to-own competitors, online retailers, Buy-Now-Pay-Later, earned wage access and financial health technology competitors and other fintech companies and other competitors, including subprime lenders; (35) the Company's ability to identify and successfully market products and services that appeal to its current and future targeted customer segments and to accurately estimate the size of the total addressable market; (36) consumer preferences and perceptions of the Company's brands; (37) the Company’s ability to effectively provide consumers with additional products and services beyond lease-to-own and products and services currently offered by Brigit, including through third party partnerships; (38) the Company's ability to retain the revenue associated with acquired lease-to-own customer accounts and enhance the performance of acquired stores; (39) the Company's ability to enter into new rental or lease purchase agreements and collect on existing rental or lease purchase agreements; (40) ongoing changes in tariff policies, including impacts from tariffs imposed by the current Presidential Administration on the price of imported goods, or consumer prices overall or other financial impacts of such tariffs or retaliatory tariffs enacted by U.S. trading partners on the Company’s costs or target consumers; (41) adverse changes in the economic conditions of the industries, countries or markets that the Company serves; (42) information technology and data security costs; (43) the impact of breaches in data security or other disturbances to the Company's information technology and other networks (44) changes in estimates relating to self-insurance liabilities and income tax reserves; (45) changes in the Company's effective tax rate; (46) fluctuations in foreign currency exchange rates; (47) the Company's ability to maintain an effective system of internal controls; and (48) the other risks detailed from time to time in the Company's SEC reports, including but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2024, and in its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. 7

Upbound Group, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED Table 3 Three Months Ended June 30, (in thousands, except per share data) 2025 2024 Revenues Rentals and fees $ 904,583 $ 885,977 Merchandise sales 192,217 182,546 Subscriptions and fees 51,890 — Other 8,846 7,987 Total revenues 1,157,536 1,076,510 Cost of revenues Cost of rentals and fees 358,058 338,554 Cost of merchandise sold 221,667 205,997 Cost of subscriptions and fees 5,986 — Total cost of revenues 585,711 544,551 Gross profit 571,825 531,959 Operating expenses Operating labor 149,092 156,181 Non-labor operating expenses 230,144 203,945 General and administrative expenses 63,410 53,638 Depreciation and amortization 12,983 12,618 Other gains and charges 65,462 24,922 Total operating expenses 521,091 451,304 Operating profit 50,734 80,655 Debt refinancing charges — 6,604 Interest expense 28,523 28,371 Interest income (638) (753) Earnings before income taxes 22,849 46,433 Income tax expense 7,364 12,484 Net earnings $ 15,485 $ 33,949 Basic weighted average shares 56,531 54,650 Basic earnings per common share $ 0.27 $ 0.62 Diluted weighted average shares 58,664 55,842 Diluted earnings per common share $ 0.26 $ 0.61 REVENUES BY SEGMENT Acima $ 618,967 $ 552,794 Rent-A-Center 467,118 502,848 Brigit 51,890 — Mexico 19,561 20,868 Total revenues $ 1,157,536 $ 1,076,510 8

Upbound Group, Inc. and Subsidiaries SELECTED BALANCE SHEETS HIGHLIGHTS - UNAUDITED Table 4 June 30, (in thousands) 2025 2024 Cash and cash equivalents $ 106,841 $ 82,515 Receivables, net 189,894 115,150 Prepaid expenses and other assets 81,917 52,037 Rental merchandise, net On rent 1,095,616 1,064,942 Held for rent 105,641 128,915 Operating lease right-of-use assets 275,138 275,321 Goodwill 487,050 289,750 Total assets 3,095,440 2,620,279 Operating lease liabilities $ 281,406 $ 283,813 Senior debt, net 1,123,641 874,787 Senior notes, net 442,864 440,900 Total liabilities 2,409,892 2,023,978 Total stockholders’ equity 685,548 596,301 9

Non-GAAP Financial Measures This release and the Company's related conference call contain certain financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (GAAP), including (1) Non-GAAP diluted earnings per share (net earnings or loss, as adjusted for special items (as defined below), net of taxes, divided by the number of shares of our common stock on a fully diluted basis), (2) Adjusted EBITDA (net earnings before interest, taxes, stock-based compensation, depreciation and amortization, as adjusted for special items) on a consolidated and segment basis, (3) Adjusted EBITDA margin (Adjusted EBITDA divided by total revenue) on a consolidated and segment basis, and (4) Free Cash Flow (net cash provided by operating activities less capital expenditures). “Special items” refers to certain gains and charges we view as extraordinary, unusual or non-recurring in nature or which we believe do not reflect our core business activities. Special items are reported as Other Gains and Charges in our Consolidated Statements of Operations. For the periods presented herein, these special items are described in the quantitative reconciliation tables included below in this release. Because of the inherent uncertainty related to these special items, management does not believe it is able to provide a meaningful forecast of the comparable GAAP measures or reconciliation to any forecasted GAAP measure without unreasonable effort. These non-GAAP measures are additional tools intended to assist our management in comparing our performance on a more consistent basis for purposes of business decision-making by removing the impact of certain items management believes do not directly reflect our core operations. These measures are intended to assist management in evaluating operating performance and liquidity, comparing performance and liquidity across periods, planning and forecasting future business operations, helping determine levels of operating and capital investments and identifying and assessing additional trends potentially impacting our Company that may not be shown solely by comparisons of GAAP measures. Consolidated Adjusted EBITDA is also used as part of our incentive compensation program for our executive officers and others. We believe these non-GAAP financial measures also provide supplemental information that is useful to investors, analysts and other external users of our consolidated financial statements in understanding our financial results and evaluating our performance and liquidity from period to period. However, non-GAAP financial measures have inherent limitations and are not substitutes for, or superior to, GAAP financial measures, and they should be read together with our consolidated financial statements prepared in accordance with GAAP. Further, because non-GAAP financial measures are not standardized, it may not be possible to compare such measures to the non-GAAP financial measures presented by other companies, even if they have the same or similar names. 10

Reconciliation of Net Earnings to Net Earnings Excluding Special Items and Non-GAAP Diluted Earnings Per Share

Table 5	Three Months Ended June 30, 2025					
(in thousands)	**Gross Profit**	**Operating Profit**	**Earnings Before Income Tax**	**Tax Expense**	**Net Earnings**	**Diluted Earnings per Share**
GAAP Results	$ 571,825	$ 50,734	$ 22,849	$ 7,364	$ 15,485	$ 0.26
Plus: Special Items[(1)]						
Legal matters[(2)]	—	32,516	32,516	8,393	24,123	0.41
Acima acquired assets depreciation and amortization[(3)]	—	14,900	14,900	3,846	11,054	0.20
Brigit equity consideration vesting[(4)]	—	6,405	6,405	—	6,405	0.11
Brigit acquired assets depreciation and amortization[(5)]	—	6,216	6,216	1,604	4,612	0.08
Brigit replacement awards and other compensation[(6)]	—	4,977	4,977	1,285	3,692	0.06
Asset Impairment	—	206	206	53	153	—
Brigit transaction costs	—	(109)	(109)	(28)	(81)	—
Other[(7)]	—	351	351	91	260	—
Non-GAAP Adjusted Results	$ 571,825	$ 116,196	$ 88,311	$ 22,608	$ 65,703	$ 1.12

(1) Special items are reported as Other Gains and Charges in the Company's Consolidated Statements of Operations included in Table 3 of this earnings release.

(2) Includes expenses of $31.7 million related to estimated legal accruals and $0.8 million in litigation and defense expenses for our current regulatory lawsuit with the New York Attorney General, as well as the Multi-State Attorneys' General regulatory investigation and a previously disclosed class action, which class action we agreed in principle to settle in July 2025.

(3) Includes amortization expense of approximately $11.0 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $3.9 million related to the fair value of acquired software assets.

(4) Represents stock compensation expense related to common stock issued to Brigit employees under restricted stock agreements as part of the acquisition proceeds subject to vesting restrictions.

(5) Includes amortization expense of approximately $3.9 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $2.3 million related to the fair value of acquired software assets.

(6) Includes amortization expense for Brigit replacement awards and other compensation related to the Brigit acquisition.

(7) Primarily includes shutdown and holding expenses related to store closures and severance.

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Reconciliation of Net Earnings to Net Earnings Excluding Special Items and Non-GAAP Diluted Earnings Per Share

Table 6	Three Months Ended March 31, 2025					
(in thousands)	Gross Profit	Operating Profit	Earnings Before Income Tax	Tax Expense	Net Earnings	Diluted Earnings per Share
GAAP Results	$ 550,129	$ 62,615	$ 35,511	$ 10,718	$ 24,793	$ 0.42
Plus: Special Items[(1)]						
Acima acquired assets depreciation and amortization[(2)]	—	14,900	14,900	4,166	10,734	0.18
Legal matters[(3)]	—	10,645	10,645	2,977	7,668	0.14
Brigit transaction costs[(4)]	—	6,218	6,218	696	5,522	0.10
Brigit equity consideration vesting[(5)]	—	4,059	4,059	—	4,059	0.07
Brigit acquired assets depreciation and amortization[(6)]	—	4,144	4,144	1,159	2,985	0.05
Accelerated stock compensation[(7)]	—	1,599	1,599	448	1,151	0.02
Brigit replacement awards and other agreement compensation[(8)]	—	1,095	1,095	306	789	0.01
Other[(9)]	—	637	637	178	459	0.01
Discrete income tax items	—	—	—	15	(15)	—
Non-GAAP Adjusted Results	$ 550,129	$ 105,912	$ 78,808	$ 20,663	$ 58,145	$ 1.00

(1) Special items are reported as Other Gains and Charges in the Company's Consolidated Statements of Operations included in Table 3 of our earnings release.

(2) Includes amortization expense of approximately $10.9 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $4.0 million related to the fair value of acquired software assets.

(3) Includes expenses of $10.0 million related to estimated legal accruals and $0.6 million in litigation and defense expenses for our recently dismissed regulatory lawsuits with the Consumer Financial Protection Bureau and current regulatory lawsuit with the New York Attorney General, as well as the Multi-State Attorneys' General regulatory investigation.

(4) Represents transaction fees related to Brigit acquisition.

(5) Represents stock compensation expense related to common stock issued to Brigit employees under restricted stock agreements as part of the acquisition proceeds subject to vesting restrictions.

(6) Includes amortization expense of approximately $2.6 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $1.6 million related to the fair value of acquired software assets.

(7) Represents accelerated stock compensation expense related to our letter agreement with the Company's former Chief Executive Officer.

(8) Includes amortization expense for Brigit replacement awards and other agreement compensation related to the Brigit acquisition.

(9) Primarily includes shutdown and holding expenses related to store closures and severance.

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Reconciliation of Net Earnings to Net Earnings Excluding Special Items and Non-GAAP Diluted Earnings Per Share

Table 7

(in thousands)	Three Months Ended June 30, 2024					
	Gross Profit	Operating Profit	Earnings Before Income Tax	Tax Expense	Net Earnings	Diluted Earnings per Share
GAAP Results	$ 531,959	$ 80,655	$ 46,433	$ 12,484	$ 33,949	$ 0.61
Plus: Debt refinancing charges	—	—	6,604	1,883	4,721	0.08
Plus: Special Items[1]						
Acima acquired assets depreciation and amortization[2]	—	14,900	14,900	3,195	11,705	0.21
Asset impairments[3]	—	5,382	5,382	1,494	3,888	0.07
Accelerated software depreciation[4]	—	1,534	1,534	145	1,389	0.03
Accelerated stock compensation[5]	—	1,733	1,733	494	1,239	0.02
Legal matters	—	700	700	200	500	0.01
Other[6]	—	673	673	193	480	0.01
Discrete income tax items	—	—	—	(6)	6	—
Non-GAAP Adjusted Results	$ 531,959	$ 105,577	$ 77,959	$ 20,082	$ 57,877	$ 1.04

(1) Special items are reported as Other Gains and Charges in the Company's Consolidated Statements of Operations included in Table 3 of this earnings release.

(2) Includes amortization expense of approximately $10.9 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $4.0 million related to the fair value of acquired software assets.

(3) Includes lease impairments of approximately $5.3 million and fixed asset impairments of approximately $0.1 million.

(4) Represents incremental depreciation expense related to the acceleration of the remaining useful life of the point-of-sale system used by our Rent-A-Center lease-to-own stores, due to the transition to a new internally developed point-of-sale system deployed in the third quarter of 2024.

(5) Represents accelerated stock compensation expense related to our letter agreement with the Company's former Chief Executive Officer.

(6) Includes shutdown and holding expenses related to store closures of $0.4 million.

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Reconciliation of Net Earnings (Loss) to Adjusted EBITDA (Consolidated and by Segment)

Table 8

(in thousands)	Acima	Rent-A-Center	Brigit	Mexico	Corporate	Consolidated
	Three Months Ended June 30, 2025					
Net earnings (loss)	$ 82,003	$ 63,001	$ 10,472	$ 1,936	$ (141,927)	$ 15,485
Plus: Interest expense, net	—	—	—	—	27,885	27,885
Plus: Income tax expense	—	—	—	—	7,364	7,364
Operating profit (loss)	82,003	63,001	10,472	1,936	(106,678)	50,734
Plus: Depreciation and amortization	353	5,238	18	484	6,890	12,983
Plus: Stock-based compensation	—	—	—	—	4,021	4,021
Plus: Special Items[(1)]						
Legal matters[(2)]	—	—	—	—	32,516	32,516
Acima acquired assets depreciation and amortization[(3)]	10,929	—	—	—	3,971	14,900
Brigit equity consideration vesting[(4)]	—	—	—	—	6,405	6,405
Brigit acquired assets depreciation and amortization[(5)]	—	—	3,891	—	2,325	6,216
Brigit replacement awards and other compensation[(6)]	—	—	—	—	4,977	4,977
Asset impairment	—	—	—	—	206	206
Brigit transaction costs	—	—	—	—	(109)	(109)
Other[(7)]	—	157	—	—	194	351
Adjusted EBITDA	$ 93,285	$ 68,396	$ 14,381	$ 2,420	$ (45,282)	$ 133,200

(1) Special items are reported as Other Gains and Charges in the Company's Consolidated Statements of Operations included in Table 3 of this earnings release.

(2) Includes expenses of $31.7 million related to estimated legal accruals and $0.8 million in litigation and defense expenses for our current regulatory lawsuit with the New York Attorney General, as well as the Multi-State Attorneys' General regulatory investigation and a previously disclosed class action, which class action we agreed in principle to settle in July 2025.

(3) Includes amortization expense of approximately $11.0 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $3.9 million related to the fair value of acquired software assets.

(4) Represents stock compensation expense related to common stock issued to Brigit employees under restricted stock agreements as part of the acquisition proceeds subject to vesting restrictions.

(5) Includes amortization expense of approximately $3.9 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $2.3 million related to the fair value of acquired software assets.

(6) Includes amortization expense for Brigit replacement awards and other compensation related to the Brigit acquisition.

(7) Primarily includes shutdown and holding expenses related to store closures and severance.

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Reconciliation of Net Earnings (Loss) to Adjusted EBITDA (Consolidated and by Segment)

Table 9

(in thousands)	Three Months Ended March 31, 2025					
	Acima	Rent-A-Center	Brigit	Mexico	Corporate	Consolidated
Net earnings (loss)	$ 73,708	$ 66,415	$ 8,829	$ 1,223	$ (125,382)	$ 24,793
Plus: Interest expense, net	—	—	—	—	27,104	27,104
Plus: Income tax expense	—	—	—	—	10,718	10,718
Operating profit (loss)	73,708	66,415	8,829	1,223	(87,560)	62,615
Plus: Depreciation and amortization	354	5,427	11	437	6,023	12,252
Plus: Stock-based compensation	—	—	—	—	7,968	7,968
Plus: Special Items[(1)]						
Acima acquired assets depreciation and amortization[(2)]	10,929	—	—	—	3,971	14,900
Legal matters[(3)]	—	—	—	—	10,645	10,645
Brigit transaction costs[(4)]	—	—	—	—	6,218	6,218
Brigit acquired assets depreciation and amortization[(5)]	—	—	2,594	—	1,550	4,144
Brigit equity consideration vesting[(6)]	—	—	—	—	4,059	4,059
Accelerated stock compensation[(7)]	—	—	—	—	1,599	1,599
Brigit replacement awards and other compensation[(8)]	—	—	—	—	1,095	1,095
Other[(9)]	—	224	—	—	413	637
Adjusted EBITDA	$ 84,991	$ 72,066	$ 11,434	$ 1,660	$ (44,019)	$ 126,132

(1) Special items are reported as Other Gains and Charges in the Company's Consolidated Statements of Operations included in Table 3 of this earnings release.

(2) Includes amortization expense of approximately $10.9 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $4.0 million.

(3) Includes expenses of $10.0 million related to estimated legal accruals and $0.6 million in litigation and defense expenses for our recently dismissed regulatory lawsuits with the Consumer Financial Protection Bureau and current regulatory lawsuit with the New York Attorney General, as well as the Multi-State Attorneys' General regulatory investigation.

(4) Represents transaction fees related to Brigit acquisition.

(5) Includes amortization expense of approximately $2.6 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $1.6 million related to the fair value of acquired software assets.

(6) Represents stock compensation expense related to common stock issued to Brigit employees under restricted stock agreements as part of the acquisition proceeds subject to vesting restrictions.

(7) Represents accelerated stock compensation expense related to our letter agreement with the Company's former Chief Executive Officer.

(8) Includes amortization expense for Brigit replacement awards and other compensation related to the Brigit acquisition.

(9) Includes shutdown and holding expenses related to store closures and severance.

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Reconciliation of Net Earnings (Loss) to Adjusted EBITDA (Consolidated and by Segment)

Table 12

(in thousands)	Three Months Ended June 30, 2024					
	Acima	Rent-A-Center	Brigit	Mexico	Corporate	Consolidated
Net earnings (loss)	$ 69,991	$ 71,562	$ —	$ 1,559	$ (109,163)	$ 33,949
Plus: Interest, net	—	—	—	—	27,618	27,618
Plus: Income tax expense	—	—	—	—	12,484	12,484
Plus: Debt financing charges	—	—	—	—	6,604	6,604
Operating profit (loss)	69,991	71,562	—	1,559	(62,457)	80,655
Plus: Depreciation and amortization	382	4,816	—	388	7,032	12,618
Plus: Stock-based compensation	—	—	—	—	6,315	6,315
Plus: Special Items[(1)]						
Acima acquired assets depreciation and amortization[(2)]	10,929	—	—	—	3,971	14,900
Asset impairments[(3)]	—	5,382	—	—	—	5,382
Accelerated software depreciation[(4)]	—	—	—	—	1,534	1,534
Accelerated stock compensation[(5)]	—	—	—	—	1,733	1,733
Legal matters	—	—	—	—	700	700
Other[(6)]	—	436	—	—	237	673
Adjusted EBITDA	$ 81,302	$ 82,196	$ —	$ 1,947	$ (40,935)	$ 124,510

(1) Special items are reported as Other Gains and Charges in the Company's Consolidated Statements of Operations included in Table 3 of this earnings release.

(2) Includes amortization expense of approximately $10.9 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $4.0 million.

(3) Includes fixed asset impairments of approximately $5.3 million and lease impairments of approximately $0.1 million.

(4) Represents incremental depreciation expense related to the acceleration of the remaining useful life of the point-of-sale system used by our Rent-A-Center lease-to-own stores, due to the transition to a new internally developed point-of-sale system deployed in the third quarter of 2024.

(5) Represents accelerated stock compensation expense related to our letter agreement with the Company's former Chief Executive Officer.

(6) Includes shutdown and holding expenses related to store closures of $0.4 million.

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Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow Table 13 Three Months Ended June 30, Six Months Ended June 30, (in thousands) 2025 2024 2025 2024 Net cash provided by operating activities $ 7,814 $ 15,040 $ 145,550 $ 60,461 Purchase of property assets (18,247) (14,427) (28,823) (26,244) Free cash flow $ (10,433) $ 613 $ 116,727 $ 34,217 17